Exhibit 24(a)
February 8, 2016

Melissa K. Caen and Matthew D. Bozzelli

Ms. Caen and Mr. Bozzelli:

The Southern Company (the “Company”) proposes to file or join in the filing of reports under the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission with respect to the following: (1) the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and (2) the Company’s Quarterly Reports on Form 10-Q during 2016.
The Company and the undersigned directors and officers of the Company, individually as a director and/or as an officer of the Company, hereby make, constitute and appoint each of you our true and lawful Attorney for each of us and in each of our names, places and steads to sign and cause to be filed with the Securities and Exchange Commission in connection with the foregoing said Annual Report on Form 10-K, said Quarterly Reports on Form 10-Q and any necessary or appropriate amendment or amendments to any such reports, to be accompanied in each case by any necessary or appropriate exhibits or schedules thereto.

Yours very truly,
THE SOUTHERN COMPANY
By	/s/Thomas A. Fanning
Thomas A. Fanning Chairman, President and Chief Executive Officer

/s/Juanita Powell Baranco Juanita Powell Baranco	/s/John D. Johns John D. Johns
/s/Jon A. Boscia Jon A. Boscia	/s/Dale E. Klein Dale E. Klein
/s/Henry A. Clark III Henry A. Clark III	/s/William G. Smith, Jr. William G. Smith, Jr.
/s/Thomas A. Fanning Thomas A. Fanning	/s/Steven R. Specker Steven R. Specker
/s/David J. Grain David J. Grain	/s/Larry D. Thompson Larry D. Thompson
/s/Veronica M. Hagen Veronica M. Hagen	/s/E. Jenner Wood III E. Jenner Wood III
/s/Warren A. Hood, Jr. Warren A. Hood, Jr.	/s/Art P. Beattie Art P. Beattie
/s/Linda P. Hudson Linda P. Hudson	/s/Ann P. Daiss Ann P. Daiss
/s/Donald M. James Donald M. James

Extract from minutes of meeting of the board of directors of The Southern Company.

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RESOLVED: That for the purpose of signing the reports under the Securities Exchange Act of 1934 to be filed with the Securities and Exchange Commission with respect to the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and its 2016 Quarterly Reports on Form 10-Q, and any necessary or appropriate amendment or amendments to any such reports, the Company, the members of its Board of Directors and its officers be and hereby are authorized to give their several powers of attorney to Melissa K. Caen and Matthew D. Bozzelli.

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The undersigned officer of The Southern Company does hereby certify that the foregoing is a true and correct copy of a resolution duly and regularly adopted at a meeting of the board of directors of The Southern Company, duly held on February 8, 2016, at which a quorum was in attendance and voting throughout, and that said resolution has not since been rescinded but is still in full force and effect.

Dated: February 26, 2016	THE SOUTHERN COMPANY
	By	/s/Melissa K. Caen
Melissa K. Caen Corporate Secretary